Exhibit 99.5

United Surgical Partners International, Inc.
Unaudited Pro Forma Consolidated Statement of Income
For the Year Ended December 31, 2003
(Dollars in thousands, except per share amounts)

		Deduct
	USPI	USPE	Pro Forma	Pro Forma
	Historical	Historical (a)	Adjustments (b)	As Adjusted
Net patient service revenue	$390,911	($117,959)		$272,952
Management and administrative services revenue	36,205	—		36,205
Equity in earnings (loss) of unconsolidated affiliates	15,074	—		15,074
Other income	4,079	(2,672)		1,407

Total revenues	446,269	(120,631)	—	325,638
Salaries, benefits and other employee costs	113,708	(38,657)		75,051
Medical services and supplies	85,659	(36,604)		49,055
Other operating expenses	79,729	(20,300)		59,429
General and administrative expenses	29,810	(3,991)		25,819
Provision for doubtful accounts	7,772	(913)		6,859
Depreciation and amortization	32,187	(9,487)		22,700

Total operating expenses	348,865	(109,952)		238,913

Operating income	97,404	(10,679)	—	86,725
Interest income	1,132	(117)		1,015
Interest expense	(28,545)	8,271	(4,589)	(24,863)
Other	736	(3)		733

Total other expense, net	(26,677)	8,151	(4,589)	(23,115)

Income before minority interests	70,727	(2,528)	(4,589)	63,610
Minority interests in income of consolidated subsidiaries	(24,311)	370	(18)	(23,959)

Income before income taxes	46,416	(2,158)	(4,607)	39,651
Income tax expense	(16,540)	—	1,606	(14,934)

Net income	$29,876	$(2,158)	$(3,001)	$24,717

Net income per share attributable to common shareholders:
Basic	$1.10			$0.91
Diluted	$1.06			$0.88
Weighted average number of shares:
Basic	27,133			27,133
Diluted	28,244			28,244

See accompanying notes to the
Unaudited Pro Forma Consolidated Statements of Income

United Surgical Partners International, Inc.
Unaudited Pro Forma Consolidated Statement of Income
For the Six Months Ended June 30, 2004
(Dollars in thousands, except per share amounts)

		Deduct
	USPI	USPE	Pro Forma	Pro Forma
	Historical	Historical (a)	Adjustments (b)	As Adjusted
Net patient service revenue	$238,180	($73,425)		$164,755
Management and administrative services revenue	19,207	—		19,207
Equity in earnings (loss) of unconsolidated affiliates	10,459	—		10,459
Other income	1,942	(1,566)		376

Total revenues	269,788	(74,991)	—	194,797
Salaries, benefits and other employee costs	69,577	(22,907)		46,670
Medical services and supplies	52,407	(22,676)		29,731
Other operating expenses	46,450	(12,266)		34,184
General and administrative expenses	16,340	(2,391)		13,949
Provision for doubtful accounts	4,190	(591)		3,599
Depreciation and amortization	18,098	(5,200)		12,898

Total operating expenses	207,062	(66,031)		141,031

Operating income	62,726	(8,960)	—	53,766
Interest income	389	(4)		385
Interest expense	(15,443)	4,596	(2,395)	(13,242)
Other	30	—		30

Total other expense, net	(15,024)	4,592	(2,395)	(12,827)

Income before minority interests	47,702	(4,368)	(2,395)	40,939
Minority interests in income of consolidated subsidiaries	(15,486)	346	78	(15,062)

Income before income taxes	32,216	(4,022)	(2,317)	25,877
Income tax expense	(11,702)	1,408	839	(9,455)

Net income	$20,514	$(2,614)	$(1,478)	$16,422

Net income per share attributable to common shareholders:
Basic	$0.74			$0.59
Diluted	$0.70			$0.56
Weighted average number of shares:
Basic	27,793			27,793
Diluted	29,214			29,214

See accompanying notes to the
Unaudited Pro Forma Consolidated Statements of Income

Notes to unaudited pro forma consolidated statements of income:

(a)	To deduct USPE’s historical results of operations from USPI’s historical consolidated results of operations.

(b)	To deduct intercompany interest income earned in the U.S. and minority interest expense related to the portion of USPE not owned by the Company, with the estimated effect on tax expense.

United Surgical Partners International, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 30, 2004
(In thousands)

		Deduct
	USPI	USPE		Pro Forma
	Historical	Historical (a)	Pro Forma (b)	As Adjusted
Assets:
Current assets:
Cash and cash equivalents	$43,162	$(2,504)	$143,182	$183,840
Accounts receivable, net	64,783	(33,077)	—	31,706
Other receivables	21,995	(1,472)	—	20,523
Inventories	9,433	(3,637)	—	5,796
Other	22,874	(8,128)	—	14,746

Total current assets	162,247	(48,818)	143,182	256,611
Property and equipment, net	372,412	(134,337)	—	238,075
Investments in affiliates	37,492	57,821	(57,821)	37,492
Intangible assets, net	338,963	(51,091)	—	287,872
Other	19,215	45,198	(35,532)	28,881

Total assets	$930,329	$(131,227)	$49,829	$848,931

Liabilities and common stockholders’ equity
Current liabilities:
Accounts payable	$34,662	$(19,092)	$—	$15,570
Accrued expenses	60,349	(13,477)	—	46,872
Current portion of long-term debt	22,519	(8,150)	—	14,369

Total current liabilities	117,530	(40,719)	—	76,811
Long-term debt	305,644	(50,799)	—	254,845
Other liabilities	41,803	(12,607)	—	29,196
Minority interests	49,749	(7,028)	692	43,413
Common stockholders’ equity	415,603	(20,074)	49,137	444,666

Total liabilities and stockholders’ equity	$930,329	$(131,227)	$49,829	$848,931

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

Notes to unaudited pro forma condensed consolidated balance sheet (dollars in thousands):

(a)	To remove USPE and the related consolidation entries from USPI’s historical consolidated balance sheet.

(b)	Reflects our anticipated receipt of cash for the sale of USPE and for settlement of our intercompany notes receivable from USPE (together with accrued interest thereon), net of estimated costs of the sale, expected taxes on the gain, and use of a portion of the funds to reinvest in the Spanish operations (accounted for as a noncurrent note receivable).

Total
Total gross cash proceeds	$190,093
Estimated costs of sale	(7,431)
Pay estimated tax on gain	(21,894)
Reinvestment in Purchaser	(17,586)

Net pro forma adjustment to cash	$143,182

Total gross cash proceeds	$190,093
Less: estimated costs of sale	(7,431)
Less: cash related to settlement of intercompany and other notes	(53,810)
Less: investment basis for book purposes	(57,821)

Estimated gain on sale of USPE shares	71,031
Estimated tax on sale of USPE shares	(21,894)

Net gain from sale of shares	$49,137

Collection of intercompany notes receivable	$(53,118)
Reinvestment in Purchaser	17,586

Net pro forma reduction in notes receivable	$(35,532)